Exhibit 99.1

General Steel Announces Notice of Noncompliance with NYSE Continued Listing Standards

BEIJING – December 1, 2015 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, announced today that on November 24, 2015, the Company received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

As previously disclosed in its Notification of Late Filing on Form 12b-25 filed with the SEC on November 16, 2015, the Company has delayed filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 because the Company requires additional time to complete the preparation of its consolidated financial statements and the accompanying footnotes, in connection with its restructuring plan for the Company’s steel business.

Currently the Company is working diligently with its auditor to compile and disseminate the information required to be included in the Form 10-Q, as well as the required review of the Company’s financial information. The Company expects to file the Form 10-Q as soon as possible in the coming weeks and before the deadline set by the NYSE.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from November 24, 2015 to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards at any time before that date by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q before the NYSE’s compliance deadline, the NYSE may grant, at its discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. Under NYSE rules, until the Company files the Form 10-Q, its common stock will continue to be subject to the “.LF” indicator to signify its late filing status and will remain on the list of NYSE noncompliant issuers at www.nyse.com.

About General Steel

General Steel Holdings, Inc. is a leading non-state-owned steel maker headquartered in Beijing, China. With seven million metric tons of crude steel production capacity under management, the Company produces a variety of steel products including rebar and high-speed wire. Through its majority equity interest in Catalon, the Company also develops and manufactures De-NOx honeycomb catalysts and industrial ceramics.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to investor.relations@gshi-steel.com.

General Steel Holdings, Inc.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com